                                                                     EXHIBIT 8.1

                      [LETTERHEAD OF SULLIVAN & CROMWELL]


                                             March 31, 1998


Vornado Realty Trust,
  Park 80 West, Plaza II,
    Saddle Brook, New Jersey 07663.

Dear Sirs:

      We have acted as your counsel in connection with the registration on the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), of 5,681,124 common shares of beneficial interest, par value $.04 per share, of Vornado Realty Trust ("Vornado").


      In rendering this opinion, we have reviewed such documents as we have considered necessary or appropriate. In addition, in rendering this opinion, we have relied (i) as to certain factual matters upon the statements and representations contained in the certificates provided to us by Vornado, Two Penn Plaza REIT, Inc. ("Two Penn") and Vornado Operating, Inc. ("Vornado Operating"), each dated March 31, 1998 attached as Exhibits A, B and C (collectively, the "Vornado Certificates"), (ii) without independent investigation, as to certain factual matters upon the statements and representations contained in the certificate provided to Sullivan & Cromwell by Alexander's, Inc. ("Alexander's") dated March 31, 1998 attached as Exhibit D (together with the Vornado Certificates, the "Certificates") and (iii) without independent investigation, upon the opinion of Shearman & Sterling, dated March 31, 1998, concerning the qualification of Alexander's as a real estate investment trust (a "REIT") for federal income tax purposes for each taxable year commencing with its

Vornado Realty Trust                                                       -2-


taxable year ending December 31, 1995 and will continue to so qualify (attached as Exhibit E, the "Shearman & Sterling opinion). We understand that, in providing their Certificates, Vornado and Two Penn are relying upon certificates, dated March 31, 1998, provided to them by David R. Greenbaum.



     In rendering this opinion we have also assumed, with your approval, that
(I) the statements and representations made in the Certificates are true and correct, (II) the Certificates have been executed by appropriate and authorized officers of Vornado, Two Penn, Vornado Operating and Alexander's and (III) the assumptions and conditions underlying the Shearman & Sterling opinion are true and correct.


     Based on the foregoing and in reliance thereon and subject thereto and on an analysis of the Code, Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as we have deemed relevant and necessary, we hereby confirm our opinion that, commencing with its taxable year ending December 31, 1993, Vornado has been organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable it to satisfy the requirements for qualification and taxation as a REIT.


     Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current ownership interest in Alexander's and Two Penn, by each of Alexander's and Two Penn, of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and

Vornado Realty Trust                                                        -3-



recordkeeping. We do not undertake to monitor whether any of Vornado, Alexander's or Two Penn actually has satisfied or will satisfy the various REIT qualification tests, and we express no opinion concerning whether any of Vornado, Alexander's or Two Penn actually has satisfied or will satisfy these various REIT qualification tests.



     In addition, Vornado's qualification as a REIT may depend upon Vornado Operating's ability to qualify as a REIT for Vornado Operating's taxable year ending December 31, 1998. Vornado Operating's qualification as a REIT will depend upon the ability of Vornado Operating to satisfy the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and recordkeeping. We do not undertake to monitor whether Vornado Operating actually will satisfy the various REIT qualification tests, and we express no opinion concerning whether Vornado Operating actually will satisfy these various REIT qualification tests.


     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Prospectus and the reference to us therein under the caption "Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,

                                   /s/ SULLIVAN & CROMWELL

                                                                       EXHIBIT A




                              Vornado Realty Trust
                             Park 80 West, Plaza II
                         Saddle Brook, New Jersey 07663



                                                                  March 31, 1998


Sullivan & Cromwell
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         The undersigned officer of Vornado Realty Trust ("Vornado") hereby certifies on behalf of Vornado that, after due inquiry, he has made the factual representations set forth below and affirms as of the date hereof the accuracy of such representations. Vornado acknowledges and understands that Sullivan & Cromwell will be relying upon the accuracy of this certificate and these representations in (i) rendering an opinion regarding Vornado's qualification for federal income tax purposes as a real estate investment trust (a "REIT") and
(ii) preparing the discussion set forth under the heading "Federal Income Tax Considerations" in the Preliminary Prospectus of Vornado and Vornado Realty L.P. included in the Registration Statement on Form S-3 filed by Vornado and Vornado Realty L.P. with the Securities and Exchange Commission of the United States. In providing this certificate the undersigned officer is relying upon a certificate, dated March 31, 1998 received from David R. Greenbaum.

         1. Each of Vornado, its wholly-owned subsidiaries and Vornado Realty L.P. have operated and will operate in accordance with (i) its organizational document and (ii) the

Sullivan & Cromwell                                                         -2-


laws of the jurisdiction in which it is organized.

         2. Vornado is and will continue to be managed by one or more trustees.

         3. Vornado uses and will continue to use the calendar year as its accounting period for federal income tax purposes.

         4. Vornado has made a timely election, pursuant to Section 856(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT commencing with its taxable year ending December 31, 1993 and such election has not been terminated or revoked.

         5. As of December 31, 1993, Vornado had distributed all "earnings and profits" (as determined for federal income tax purposes) which had been accumulated in taxable periods prior to 1993. Vornado has had and will have, as of the close of each taxable year subsequent to the taxable year ending December 31, 1993, no undistributed earnings and profits accumulated in any non-REIT year.

         6. For at least 335 days of its 1993 taxable year and for each taxable year thereafter, 100 or more persons have beneficially owned shares of beneficial interest in Vornado ("Shares").

         7. At no time during the last half of 1994, 1995, 1996 and 1997 was more than 50 percent (as determined by reference to value) of Vornado's outstanding Shares, owned, directly or constructively, by five or fewer individuals (as defined in Section 542(a)(2), as modified by Section 856(h) of the Code, to include certain entities). This ownership restriction will continue to be satisfied in taxable years after 1997. Constructive ownership for purposes of this representation is determined by reference to the attribution rules of
Section 544 of the Code, as modified by Section

Sullivan & Cromwell                                                         -3-

856(h) of the Code.

         8. The beneficial ownership of Vornado is evidenced by transferable shares. Vornado will not impose, and is not aware of, any transfer restrictions on the Shares other than those currently set forth in Vornado's Amended and Restated Declaration of Trust.

         9. For Vornado's 1993 taxable year and for each of Vornado's taxable years thereafter, at least 75 percent of Vornado's gross income has consisted of and will continue to consist of (i) "rents from real property" within the meaning of Section 856(d) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not described in Section 1221(1) of the Code, (iv) dividends or other distributions on, and gain (other than gain from "prohibited transactions") from the sale or other disposition of, transferable shares in other qualifying REITs, or (v) amounts described in Sections 856(c)(3)(E) through 856 (c)(3)(I) of the Code.*

         10. For Vornado's 1993 taxable year and for each of


--------
* For purposes of these representations (i) all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" (as such term is defined in Section 856(i) of the Code) of Vornado are treated as assets, liabilities and such items of Vornado and (ii) Vornado is deemed to own its proportionate share (determined in accordance with Treasury Regulations Section 1.856-3(g)) of each of the assets of each partnership in which it holds an interest (including as a result of the operation of clause (i)) and is deemed to be entitled to the income of the partnership attributable to such share.

Sullivan & Cromwell                                                        -4-


Vornado's taxable years thereafter, at least 95 percent of Vornado's gross income has consisted of and will consist of (i) the items of income described in paragraph 9 hereof (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(1) of the Code,
(iii) interest, (iv) dividends and (v) (x) for taxable years beginning on or before August 5, 1997, income derived from payments to Vornado or a wholly-owned subsidiary of Vornado on a bona fide interest rate swap or cap agreement entered into to hedge any variable rate indebtedness of Vornado or such a subsidiary incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an agreement (an "Interest Rate Agreement") and (y) for taxable years beginning after August 5, 1997, income derived from payments to Vornado or a wholly-owned subsidiary of Vornado on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment.

         11. For Vornado's 1993 taxable year and for each of Vornado's taxable years thereafter other than taxable years beginning after August 5, 1997, less than 30 percent of Vornado's gross income has been derived from the sale or other disposition of (i) stock or securities (including Interest Rate Agreements) held for less than one year, (ii) property in a transaction which is a "prohibited transaction" (as defined in Section 857(b)(6)(B) of the Code), and
(iii) real property (including interests in real property and interests in mortgages on real property) held for less than four years other than property compulsorily or involuntarily converted within the meaning of Section 1033 of the Code, and property which is foreclosure property as defined in Section 856(e) of the Code.

Sullivan & Cromwell                                                        -5


         12. For Vornado's 1993 taxable year and for each of Vornado's taxable years thereafter, Vornado has not received or accrued and will not receive or accrue any amount directly or indirectly, with respect to any real or personal property in any case in which Vornado or any wholly-owned subsidiary of Vornado or any partnership in which Vornado has an interest (or any agent of any of the foregoing) furnishes or renders services to the tenants of such property, or manages or operates such property, either (i) other than through an "independent contractor" with respect to Vornado (within the meaning of Section 856(d)(3) of the Code) from whom or which Vornado or such subsidiary or partnership, as the case may be, does not derive or receive any income or (ii) other than services usually or customarily rendered in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), or not rendered primarily for the convenience of the occupant of the real property, within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), except that for taxable years beginning after August 5, 1997, Vornado may receive or accrue a de minimis amount for (i) services furnished or rendered by Vornado to the tenants of such property (other than services described in Section 856(d)(7)(C) of the Code) or (ii) managing or operating such property (herein "service consideration") which does not (a) cause any amount included in Vornado's gross income, other than such service consideration, to fail to qualify as "rents from real property" under Section 856(d) of the Code and (b) materially adversely affect Vornado's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 9 and 10 hereof.

         13. For Vornado's 1993 taxable year and for each of Vornado's taxable years thereafter, Vornado has not received or accrued and will continue not to receive or accrue rent attributable to personal property except with respect to a lease of real property where the average of the adjusted

Sullivan & Cromwell                                                        -6


bases of the personal property at the beginning and at the end of the taxable year does not exceed 15 percent of the average of the aggregate adjusted bases of the real property and the personal property leased under such lease at the beginning and at the end of such taxable year within the meaning of Section 856(d)(1) of the Code.

         14. For Vornado's 1993 taxable year and for each of Vornado's taxable years thereafter, Vornado has not received or accrued and will continue not to receive or accrue, directly or indirectly, any rent or interest, where the determination of the amount of rent or interest depends, in the case of rent, on the income or profits of any person from the property, and, in the case of interest, upon the income or profits of any person, except where interest or rent is based on a fixed percentage or percentages of receipts or sales within the meaning of Section 856(d)(2)(A) and Section 856(f)(1)(A) of the Code, and except that Vornado may receive or accrue a de minimis amount of such rent or interest, provided that such amount does not materially adversely affect Vornado's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 9 and 10 hereof.

         15. For Vornado's 1993 taxable year and for each of Vornado's taxable years thereafter, Vornado has not received or accrued and will not receive or accrue, directly or indirectly, rent or any other consideration under a lease from any person in which Vornado owns, directly or indirectly (a) in the case of a corporation, 10 percent or more of the total combined voting power of all classes of stock entitled to vote, or 10 percent or more of the total number of shares of all classes of stock, or (b) in the case of an entity other than a corporation, an interest of 10 percent or more in the assets or net profits of such entity, except that Vornado may receive or accrue a de minimis amount of such rent or other consideration provided that such amount does not materially adversely affect Vornado's

Sullivan & Cromwell                                                        -7-


ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 9 and 10 hereof. For purposes of this paragraph ownership will be determined by taking into account the constructive ownership rules of Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code). For Vornado's 1993 taxable year and for each of its taxable years thereafter, Vornado has complied and will comply with the recordkeeping and filing requirements of Treasury Regulations Section 1.856-4(b)(4).

         16. At the close of each quarter of Vornado's 1993 taxable year and of each quarter of each of Vornado's taxable years thereafter, at least 75 percent of the value of Vornado's total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will continue to consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of Vornado's operations, but not including receivables purchased from another person), and Government securities.

         17. At the close of each quarter of Vornado's 1993 taxable year and, assuming that Alexander's qualified as a REIT commencing with its taxable year beginning January 1, 1995 and will so qualify for subsequent periods, at the close of each quarter of each of Vornado's taxable years thereafter, Vornado has not beneficially owned and will continue not to beneficially own securities in any one issuer (except for any securities qualifying as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code) having an aggregate value in excess of 5 percent of Vornado's total assets, as determined in accordance with Treasury Regulations Section 1.856-2(d).

         18. At the close of each quarter of Vornado's 1993 taxable year and, assuming that Alexander's qualified as a

Sullivan & Cromwell                                                        -8-



REIT commencing with its taxable year beginning January 1, 1995 and will so qualify for subsequent periods, at the close of each quarter of each of Vornado's taxable years thereafter, Vornado has not beneficially owned and will continue not to beneficially own securities of any issuer (except for any securities qualifying as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code) representing more than 10 percent of the outstanding voting securities of such issuer.

         19. At no time since January 1, 1993 has Vornado or a direct or indirect wholly-owned subsidiary of Vornado owned and Vornado will not in the future own, more than 10 percent of the outstanding voting securities of any issuer other than (i) since March 2, 1995, Alexander's, Inc., (ii) an issuer in which Vornado or, for periods after January 1, 1993, a direct or indirect wholly-owned subsidiary of Vornado, has held all of the outstanding shares at all times since the formation of such issuer and (iii) Two Penn Plaza REIT, Inc. Notwithstanding the foregoing, for taxable years beginning after August 5, 1997, Vornado may have wholly-owned subsidiaries whose shares it has not held at all times; provided that in connection with those subsidiaries Vornado complies with the requirements of Section 856(i) of the Code.

         20. For Vornado's 1993 taxable year and for each of Vornado's taxable years thereafter, Vornado has complied with and will continue to comply with the shareholder solicitation and the record-keeping requirements prescribed by
Section 857(a)(2) of the Code while still in effect and Section 857(f) of the Code thereafter and by Treasury Regulations Section 1.857-8.

         21. For Vornado's 1993 taxable year and each taxable year thereafter Vornado has distributed and will continue to distribute to its shareholders amounts equal in the aggregate to at least 95 percent of Vornado's "real estate

Sullivan & Cromwell                                                        -9-


investment trust taxable income" (determined without regard to the deduction for dividends paid (as defined in section 561 of the Code)) and by excluding any net capital gain (within the meaning of Section 857(a)(1)(A) of the Code), plus at least 95 percent of the excess of any "net income from foreclosure property" over the tax imposed by Section 857(b)(4)(A) of the Code on such net income, if any, as such terms in quotations are defined in Sections 857(b)(2) and 857(b)(4)(B), respectively, of the Code, during the taxable year involved or during the period thereafter as prescribed by Section 858 of the Code. Similarly, Vornado has complied with and will continue to comply with the distribution requirements imposed by Notice 88-19 in respect of "built-in gains" recognized by Vornado.

         22. Each distribution by Vornado that is treated as a dividend within the meaning of Section 316 of the Code will qualify for the deduction for dividends paid under Section 561 of the Code, and without limiting the foregoing, Vornado will not make any distribution that constitutes a preferential dividend as described in Section 562(c) of the Code.

         23. Vornado will at all times beneficially hold all of its assets for investment purposes and not as (i) stock in trade or other property of a kind which would properly be includible in inventory on hand at the close of a taxable year or (ii) property held primarily for sale to customers in the ordinary course of Vornado's trade or business.

         24. Vornado does not own and has not owned since January 1, 1993 any REMIC residual interests.

         25. Vornado has not, since January 1, 1993, and will not hold a partnership interest, unless such partnership is treated at all times for federal income tax purposes as a partnership and not as an association taxable as a corporation (including a publicly-traded partnership that is

Sullivan & Cromwell                                                        -10-



treated as a corporation under Section 7704 of the Code).*

         26. Vornado is a "domestically-controlled REIT" within the meaning of
Section 897(h)(4)(B) of the Code (that is, at all times during the last five years less than 50 percent (as determined by reference to value) of the outstanding interests in Vornado, or the predecessor of Vornado, have been held, directly or indirectly, by foreign persons).

         27. Vornado is not a "pension-held REIT" within the meaning of Section 856(h)(3)(D) of the Code (that is, either (i) it is not the case that Vornado fails to be closely-held (within the meaning of Section 856(h) of the Code solely as a result of Section 856(h)(3) of the Code or (ii) certain other conditions are met).

         28. Vornado has made a timely election, pursuant to Notice 88-19, to be subject to rules similar to the rules of Section 1374 of the Code with respect to built-in gains recognized during the ten-year period following its initial qualification as a REIT.

         29. Vornado has at all times dealt, and will continue to deal, with Vornado Management Corp., The Mendik Management Company, Inc. and Vornado RR, Inc. on an arm's length basis. Furthermore, Vornado will deal on an arm's length basis with any corporation in which Vornado owns, directly or indirectly, non-voting shares, which is not a holly-owned subsidiary of Vornado.

         30. In addition to those representations set forth in this officer's certificate relating to the qualification of Vornado as a REIT, Vornado will comply with all other requirements under the Code (including, without limitation, Sections 856 through 860 of the Code) in order to maintain


--------
* For these purposes we are disregarding a partnership between two wholly-owned subsidiaries of Vornado.

Sullivan & Cromwell                                                        -11-


its qualification as a REIT.

         31. Vornado believes, based upon an opinion received from Shearman & Sterling and upon representations received by it from Alexander's, that Alexander's qualified as a REIT for its taxable year beginning January 1, 1995 and will so qualify for subsequent periods.

         32. Neither Vornado nor any of its subsidiaries (including for this purpose any entity at least 95% of the nonvoting stock of which is owned by Vornado) have performed, or will perform, any services for Alexander's or Two Penn Plaza REIT, Inc., any of their subsidiaries or any partnership or other unincorporated entity in which Alexander's or Two Penn Plaza REIT, Inc. holds (directly or indirectly) an interest, that would cause any income realized by Alexander's or Two Penn Plaza REIT, Inc. (or any such subsidiary, partnership or other entity) from and after July 1, 1994, to fail to be described in Section 856(c)(2) of the Code.

         IN WITNESS WHEREOF, I have, on behalf of Vornado, signed this officers certificate as of this 31st day of March, 1998.

                                                   VORNADO REALTY TRUST



                                                   By: /s/ Joseph Macnow
                                                       ----------------------
                                                       Name: Joseph Macnow
                                                       Title: Executive Vice
                                                              President

                                                                       EXHIBIT B


                            Two Penn Plaza REIT, Inc.
                             Park 80 West, Plaza II
                         Saddle Brook, New Jersey 07663


                                                                  March 31, 1998

Sullivan & Cromwell
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         The undersigned officer of Two Penn Plaza REIT, Inc. ("Two Penn") hereby certifies on behalf of Two Penn that, after due inquiry, he has made the factual representations set forth below and affirms as of the date hereof the accuracy of such representations. Two Penn acknowledges and understands that Sullivan & Cromwell will be relying upon the accuracy of this certificate and these representations in (i) rendering an opinion regarding Vornado Realty Trust's ("Vornado") qualification for federal income tax purposes as a real estate investment trust (a "REIT") and (ii) preparing the discussion set forth under the heading "Federal Income Tax Considerations" in the Preliminary Prospectus of Vornado and Vornado Realty L.P. included in the Registration Statement on Form S-3 filed by Vornado and Vornado L.P. with the Securities and Exchange Commission of the United States. In providing this certificate the undersigned officer is relying upon a certificate, dated March 31, 1998 received by David R. Greenbaum.

         1. Two Penn and each of its wholly-owned subsidiaries has operated and will operate in accordance with (i) its organizational document and (ii) the laws of the jurisdiction in which it is organized.

         2. Two Penn has been and will be managed by one or more trustees or directors.

Sullivan & Cromwell                                                         -2-


         3. Two Penn has used and will use the calendar year as its accounting period for federal income tax purposes.

         4. Two Penn will make a timely election, pursuant to Section 856(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a real estate investment trust commencing with its first taxable year.

         5. As of the close of its first taxable year and each taxable year thereafter, Two Penn will have no undistributed earnings and profits accumulated in any non-REIT year.

         6. For at least 335 days of each taxable year following its first taxable year, 100 or more persons will beneficially own shares of beneficial interest in Two Penn ("Shares").

         7. At no time during the last half of any taxable year following its first taxable year will more than 50 percent (as determined by reference to value) of Two Penn's outstanding Shares, be owned, directly or constructively, by five or fewer individuals (as defined in Section 542(a)(2), as modified by Section 856(h) of the Code, to include certain entities). Constructive ownership for purposes of this representation is determined by reference to the attribution rules of Section 544 of the Code, as modified by Section 856(h) of the Code.

         8. The beneficial ownership of Two Penn will be evidenced by transferable shares. Two Penn will not impose any transfer restrictions on the Shares other than those designed to enable Two Penn to qualify as a REIT for federal income tax purposes.

         9. For each of Two Penn's taxable years, at least 75 percent of Two Penn's gross income will consist of (i) "rents from real property" within the meaning of Section 856(d) of the Code, (ii) interest on obligations secured by

Sullivan & Cromwell                                                         -3-


mortgages on real property or on interests in real property, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not described in Section 1221(1) of the Code, (iv) dividends or other distributions on, and gain (other than gain from "prohibited transactions") from the sale or other disposition of, transferable shares in other qualifying real estate investment trusts, or (v) amounts described in Sections 856(c)(3)(E) through 856 (c)(3)(I) of the Code.*


         10. For each of Two Penn's taxable years, at least 95% of Two Penn's gross income will consist of (i) the items of income described in paragraph 9 hereof (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(1) of the Code, (iii) interest, (iv) dividends and (v) (x) for taxable years beginning on or before August 5, 1997, income derived from payments to Two Penn or a wholly-owned subsidiary of Two Penn on a bona fide interest rate swap or cap agreement entered into to hedge any variable rate indebtedness of Two Penn or such a subsidiary incurred or to be incurred to acquire or carry real estate assets or gain from the sale or other disposition of such an agreement

--------
* For purposes of these representations (i) all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" (as such term is defined in Section 856(i) of the Code) of Two Penn will be treated as assets, liabilities and such items of Two Penn and (ii) Two Penn will be deemed to own its proportionate share (determined in accordance with Treasury Regulations Section 1.856-3(g)) of each of the assets of each partnership in which it holds an interest (including as a result of the operation of clause (i)) and deemed to be entitled to the income of the partnership attributable to such share.

Sullivan & Cromwell                                                         -4-


(an "Interest Rate Agreement") and (y) for taxable years beginning after August 5, 1997, income derived from payments to Two Penn or a wholly-owned subsidiary of Two Penn on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment.

         11. For each of Two Penn's taxable years other than taxable years beginning after August 5, 1997, less than 30 percent of Two Penn's gross income was derived from the sale or other disposition of (i) stock or securities (including Interest Rate Agreements) held for less than one year, (ii) property in a transaction which is a "prohibited transaction" (as defined in Section 857(b)(6)(B) of the Code), and (iii) real property (including interests in real property and interests in mortgages on real property) held for less than four years other than property compulsorily or involuntarily converted within the meaning of Section 1033 of the Code, and property which is foreclosure property as defined in Section 856(e) of the Code.

         12. For each of Two Penn's taxable years, Two Penn has not received or accrued and will not receive or accrue any amount, directly or indirectly, with respect to any real or personal property in any case in which Two Penn or any wholly-owned subsidiary of Two Penn or any partnership in which Two Penn has an interest (or any agent of any of the foregoing) furnishes or renders services to the tenants of such property, or manages or operates such property, either (i) other than through an "independent contractor" with respect to Two Penn (within the meaning of Section 856(d)(3) of the Code) from whom or which Two Penn or such subsidiary or partnership, as the case may be, does not derive or receive any income or (ii) other than services usually or customarily rendered in connection with the rental of space

Sullivan & Cromwell                                                         -5-



for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), or not rendered primarily for the convenience of the occupant of the real property, within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), except that for taxable years beginning after August 5, 1997, Two Penn may receive or accrue a de minimis amount for (i) services furnished or rendered by Two Penn to the tenants of such property (other than services described in Section 856(d)(7)(C) of the Code) or (ii) managing or operating such property (herein "service consideration") which does not (a) cause any amount included in Two Penn's gross income, other than such service consideration, to fail to qualify as "rents from real property" under Section 856(d) of the Code and (b) materially adversely affect Two Penn's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 9 and 10 hereof.

         13. For each of Two Penn's taxable years, Two Penn will not receive or accrue rent attributable to personal property except with respect to a lease of real property where the average of the adjusted bases of the personal property at the beginning and at the end of the taxable year does not exceed 15 percent of the average of the aggregate adjusted bases of the real property and the personal property leased under such lease at the beginning and at the end of such taxable year within the meaning of Section 856(d)(1) of the Code.

         14. For each of Two Penn's taxable years, Two Penn will not receive or accrue, directly or indirectly, any rent or interest, where the determination of the amount of rent or interest depends, in the case of rent, on the income or profits of any person from the property, and, in the case of interest, upon the income or profits of any person, except where interest or rent is based on a fixed percentage or percentages of receipts or sales within the meaning of

Sullivan & Cromwell                                                         -6-


Section 856(d)(2)(A) and Section 856(f)(1)(A) of the Code, and except that Two Penn may receive or accrue a de minimis amount of such rent or interest, provided that such amount does not materially adversely affect Two Penn's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 9 and 10 hereof.

         15. For each of Two Penn's taxable years, Two Penn will not receive or accrue, directly or indirectly, rent or any other consideration under a lease from any person in which Two Penn owns, directly or indirectly (a) in the case of a corporation, 10 percent or more of the total combined voting power of all classes of stock entitled to vote, or 10 percent or more of the total number of shares of all classes of stock, or (b) in the case of an entity other than a corporation, an interest of 10 percent or more in the assets or net profits of such entity, except that Two Penn may receive or accrue a de minimis amount of such rent or other consideration provided that such amount does not materially adversely affect Two Penn's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 9 and 10 hereof. For purposes of this paragraph ownership will be determined by taking into account the constructive ownership rules of Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code). For each of Two Penn's taxable years, Two Penn has complied and will comply with the recordkeeping and filing requirements of Treasury Regulations Section 1.856-4(b)(4).

         16. At the close of each quarter of each of Two Penn's taxable years, at least 75 percent of the value of Two Penn's total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will continue to consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of Two Penn's operations, but not

Sullivan & Cromwell                                                         -7-



including receivables purchased from another person), and Government securities.

         17. At the close of each quarter of each of Two Penn's taxable years, Two Penn will not beneficially own securities in any one issuer (except for any securities qualifying as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code) having an aggregate value in excess of 5 percent of Two Penn's total assets, as determined in accordance with Treasury Regulations
Section 1.856-2(d).

         18. At the close of each quarter of each taxable year of Two Penn, Two Penn will not beneficially own securities of any issuer (except for any securities qualifying as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code) representing more than 10 percent of the outstanding voting securities of such issuer.

         19. For each of Two Penn's taxable years, Two Penn has complied with and will continue to comply with the shareholder solicitation and the record-keeping requirements prescribed by Section 857(a)(2) of the Code while still in effect and Section 857(f) of the Code thereafter and by Treasury Regulations Section 1.857-8.

         20. For each of Two Penn's taxable years, Two Penn will distribute to its shareholders amounts equal in the aggregate to at least 95 percent of Two Penn's "real estate investment trust taxable income" (determined without regard to the deduction for dividends paid (as defined in section 561 of the Code)) and by excluding any net capital gain (within the meaning of Section 857(a)(1)(A) of the Code), plus at least 95 percent of the excess of any "net income from foreclosure property" over the tax imposed by Section 857(b)(4)(A) of the Code on such net income, if any, as such terms in quotations are defined in Sections 857(b)(2) and 857(b)(4)(B), respectively, of the Code, during the taxable

Sullivan & Cromwell                                                         -8-



year involved or during the period thereafter as prescribed by Section 858 of the Code.

         21. Each distribution by Two Penn that is treated as a dividend within the meaning of Section 316 of the Code will qualify for the deduction for dividends paid under Section 561 of the Code, and without limiting the foregoing, Two Penn will not make any distribution that constitutes a preferential dividend as described in Section 562(c) of the Code.

         22. Two Penn will at all times beneficially hold all of its assets for investment purposes and not as (i) stock in trade or other property of a kind which would properly be includible in inventory on hand at the close of a taxable year or (ii) property held primarily for sale to customers in the ordinary course of Two Penn's trade or business.

         23. Two Penn will not own any REMIC residual interests.

         24. Two Penn will not hold a partnership interest unless such partnership is treated at all times for federal income tax purposes as a partnership and not as an association taxable as a corporation (including a publicly-traded partnership that is treated as a corporation under Section 7704 of the Code).

         25. In addition to those representations set forth in this officer's certificate relating to the qualification of Two Penn as a REIT for federal income tax purposes, Two Penn will comply with all other requirements under the Code (including, without limitation, Sections 856 through 860 of the Code) in order to maintain its qualification as a REIT.

         IN WITNESS WHEREOF, I have, on behalf of the Company, signed this officers certificate as of this 31st day of March, 1998.

Sullivan & Cromwell                                                         -9-


                                          TWO PENN PLAZA REIT, INC.



                                          By: /s/ Joseph Macnow
                                              --------------------------
                                              Name:  Joseph Macnow
                                              Title: Executive Vice President

                                                                       EXHIBIT C




                             Vornado Operating Inc.
                             Park 80 West, Plaza II
                         Saddle Brook, New Jersey 07663



                                                                  March 31, 1998


Sullivan & Cromwell
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         The undersigned officer of Vornado Operating Inc. (the "Company") hereby certifies on behalf of the Company that, after due inquiry, he has made the factual representations set forth below and affirms as of the date hereof the accuracy of such representations. The Company acknowledges and understands that Sullivan & Cromwell will be relying upon the accuracy of this certificate and these representations in (i) rendering an opinion regarding Vornado Realty Trust's ("Vornado") qualification for federal income tax purposes as a real estate investment trust (a "REIT") and (ii) preparing the discussion set forth under the heading "Federal Income Tax Considerations" in the Preliminary Prospectus of Vornado and Vornado Realty L.P. included in the Registration Statement on Form S-3 filed by Vornado and Vornado Realty L.P. with the Securities and Exchange Commission of the United States. These representations are based upon the assumption that Vornado Realty L.P. will not waive the Company's obligation to seek to qualify as a REIT for the Company's taxable year ending December 31, 1998.

         1. The Company will operate in accordance with

Sullivan & Cromwell                                                         -2-



(i) its organizational document and (ii) the laws of the jurisdiction in which it is organized.

         2. The Company will be managed by a board of directors.

         3. The Company will elect to use the calendar year as its accounting period for federal income tax purposes. The Company's initial taxable year will end on December 31, 1998.

         4. The Company will make a timely election, pursuant to Section 856(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT for its taxable year ending December 31, 1998 and such election will not be terminated or revoked.

         5. The Company will have, as of the close of its taxable year ending December 31, 1998, no undistributed earnings and profits accumulated in any non-REIT year.

         6. The beneficial ownership of the Company will be evidenced by transferable shares. The Company will not impose, and is not aware of, any transfer restrictions on the Shares other than those currently set forth in the Company's Amended and Restated Certificate of Incorporation.

         7. For the Company's taxable year ending December 31, 1998, at least 75 percent of the Company's gross income will consist of (i) "rents from real property" within the meaning of Section 856(d) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not described in Section 1221(1) of the Code, (iv) dividends or other distributions on, and gain (other than gain from "prohibited transactions") from the sale or other

Sullivan & Cromwell                                                         -3-


disposition of, transferable shares in other qualifying REITs, or (v) amounts described in Sections 856(c)(3)(E) through 856 (c)(3)(I) of the Code.*

         8. For the Company's taxable year ending December 31, 1998, at least 95 percent of the Company's gross income will consist of (i) the items of income described in paragraph 7 hereof (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(1) of the Code, (iii) interest, (iv) dividends and (v) income derived from payments to the Company on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment.

         9. For the Company's taxable year ending December 31, 1998, the Company will not receive or accrue any amount, directly or indirectly, with respect to any real or personal property in any case in which the Company or any wholly-owned subsidiary of the Company or any partnership in which the Company has an interest (or any agent of any of the

--------
* For purposes of these representations (i) all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" (as such term is defined in Section 856(i) of the Code) of the Company are treated as assets, liabilities and such items of the Company and (ii) the Company is deemed to own its proportionate share (determined in accordance with Treasury Regulations Section 1.856-3(g)) of each of the assets of each partnership in which it holds an interest (including as a result of the operation of clause (i)) and is deemed to be entitled to the income of the partnership attributable to such share.

Sullivan & Cromwell                                                         -4-


foregoing) furnishes or renders services to the tenants of such property, or manages or operates such property, either (i) other than through an "independent contractor" with respect to the Company (within the meaning of Section 856(d)(3) of the Code) from whom or which the Company or such subsidiary or partnership, as the case may be, does not derive or receive any income or (ii) other than services usually or customarily rendered in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), or not rendered primarily for the convenience of the occupant of the real property, within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), except that the Company may receive or accrue a de minimis amount for (i) services furnished or rendered by the Company to tenants of such property (other than services described in Section 856(d)(7)(C) of the Code) or
(ii) managing or operating such property (herein "service consideration") which does not (a) cause any amount included in the Company's gross income, other than such service consideration, to fail to qualify as "rents from real property" under Section 856(d) of the Code and (b) materially adversely affect the Company's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 7 and 8 hereof.

         10. For the Company's taxable year ending December 31, 1998, the Company will not receive or accrue rent attributable to personal property except with respect to a lease of real property where the average of the adjusted bases of the personal property at the beginning and at the end of the taxable year does not exceed 15 percent of the average of the aggregate adjusted bases of the real property and the personal property leased under such lease at the beginning and at the end of such taxable year within the meaning of Section 856(d)(1) of the Code.

         11. For the Company's taxable year ending December 31,

Sullivan & Cromwell                                                         -5-


1998, the Company will not receive or accrue, directly or indirectly, any rent or interest, where the determination of the amount of rent or interest depends, in the case of rent, on the income or profits of any person from the property, and, in the case of interest, upon the income or profits of any person, except where interest or rent is based on a fixed percentage or percentages of receipts or sales within the meaning of Section 856(d)(2)(A) and Section 856(f)(1)(A) of the Code, and except that the Company may receive or accrue a de minimis amount of such rent or interest, provided that such amount does not materially adversely affect the Company's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 7 and 8 hereof.

         12. For the Company's taxable year ending December 31, 1998, the Company will not receive or accrue, directly or indirectly, rent or any other consideration under a lease from any person in which the Company owns, directly or indirectly (a) in the case of a corporation, 10 percent or more of the total combined voting power of all classes of stock entitled to vote, or 10 percent or more of the total number of shares of all classes of stock, or (b) in the case of an entity other than a corporation, an interest of 10 percent or more in the assets or net profits of such entity, except that the Company may receive or accrue a de minimis amount of such rent or other consideration provided that such amount does not materially adversely affect the Company's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 7 and 8 hereof. For purposes of this paragraph ownership will be determined by taking into account the constructive ownership rules of Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code). For the Company's taxable year ending December 31, 1998, the Company will comply with the recordkeeping and filing requirements of Treasury Regulations
Section 1.856-4(b)(4).

Sullivan & Cromwell                                                         -6-



         13. At the close of each quarter of the Company's taxable year ending December 31, 1998, at least 75 percent of the value of the Company's total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of the Company's operations, but not including receivables purchased from another person), and Government securities.

         14. At the close of each quarter of the Company's taxable year ending December 31, 1998, the Company will not beneficially own securities in any one issuer (except for any securities qualifying as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code) having an aggregate value in excess of 5 percent of the Company's total assets, as determined in accordance with Treasury Regulations Section 1.856-2(d).

         15. At the close of each quarter of the Company's taxable year ending December 31, 1998, the Company will not beneficially own securities of any issuer (except for any securities qualifying as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code) representing more than 10 percent of the outstanding voting securities of such issuer.

         16. For the Company's taxable year ending December 31, 1998, the Company will comply with the shareholder solicitation and the record-keeping requirements prescribed by Section 857(f) of the Code and by Treasury Regulations Section 1.857-8.

         17. For the Company's taxable year ending December 31, 1998, the Company will distribute to its shareholders amounts equal in the aggregate to at least 95 percent of the Company's "real estate investment trust taxable income"

Sullivan & Cromwell                                                         -7-




(determined without regard to the deduction for dividends paid (as defined in section 561 of the Code)) and by excluding any net capital gain (within the meaning of Section 857(a)(1)(A) of the Code), plus at least 95 percent of the excess of any "net income from foreclosure property" over the tax imposed by
Section 857(b)(4)(A) of the Code on such net income, if any, as such terms in quotations are defined in Sections 857(b)(2) and 857(b)(4)(B), respectively, of the Code, during the taxable year involved or during the period thereafter as prescribed by Section 858 of the Code. Similarly, the Company has complied with and will continue to comply with the distribution requirements imposed by Notice 88-19 in respect of "built-in gains" recognized by the Company.

         18. Each distribution by the Company that is treated as a dividend within the meaning of Section 316 of the Code will qualify for the deduction for dividends paid under Section 561 of the Code, and without limiting the foregoing, the Company will not make any distribution that constitutes a preferential dividend as described in Section 562(c) of the Code.

         19. The Company will at all times beneficially hold all of its assets for investment purposes and not as (i) stock in trade or other property of a kind which would properly be includible in inventory on hand at the close of a taxable year or (ii) property held primarily for sale to customers in the ordinary course of the Company's trade or business.

         20. The Company will not own any REMIC residual interests.

         21. The Company will not hold a partnership interest, unless such partnership is treated at all times for federal income tax purposes as a partnership and not as an association taxable as a corporation (including a publicly-

Sullivan & Cromwell                                                         -8-



traded partnership that is treated as a corporation under Section 7704 of the Code).

         22. For its taxable year ending December 31, 1998, the Company will be a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

         23. For its taxable year ending December 31, 1998, the Company will not be a "pension-held REIT" within the meaning of Section 856(h)(3)(D) of the Code.

         24. In addition to those representations set forth in this officer's certificate relating to the qualification of the Company as a REIT, the Company will comply with all other requirements under the Code (including, without limitation, Sections 856 through 860 of the Code) in order to qualify as a REIT for its taxable year ending December 31, 1998.

         IN WITNESS WHEREOF, I have, on behalf of the Company, signed this officers certificate as of this 31st day of March, 1998.



                                                VORNADO OPERATING INC.



                                                By: /s/ Joseph Macnow
                                                    -----------------------
                                                    Name: Joseph Macnow
                                                    Title: Executive Vice
                                                           President

                                                                       Exhibit D

                               Alexander's, Inc.
                             Park 80 West, Plaza II
                             Saddle Brook, NJ 07663



                                                                  March 31, 1998


Sullivan & Cromwell
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

          The undersigned officer of Alexander's, Inc. (the "Company") hereby certifies on behalf of the Company that, after due inquiry, he has made the representations set forth below and affirms as of the date hereof the accuracy of such representations. The Company acknowledges and understands that Shearman & Sterling will be relying upon the accuracy of this certificate and these representations in (i) rendering an opinion regarding the election made by the Company to be treated for federal income tax purposes as a real estate investment trust (a "REIT") within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) allowing the Shearman & Sterling name and opinion to be included by reference in the Preliminary Prospectus of Vornado Realty Trust included in the Registration Statement on Form S-3 filed by Vornado Realty Trust with the Securities and Exchange Commission of the United States. In certain of these representations, the Company is relying on representations concerning Kings Plaza Shopping Center and Marina ("KPSC") furnished to it by Centercorp and on representations furnished to it by Vornado Realty Trust.

          1. The Company has operated, and will continue to operate, in accordance with (i) its organizational document and (ii) the laws of the jurisdiction in which it is organized.

          2. The Company has been, and will continue to be, managed by a board of directors.

          3. Since January 1, 1995, the taxable year of the Company has been the calendar year.

          4. The Company has made a valid election to be taxed as a REIT for its taxable year ended December 31, 1995, which election has not been, and will not be, revoked or terminated.

      5. For its taxable year ended December 31, 1995, the Company had a deficit in earnings and profits (as defined in the Code) in excess of its accumulated earnings and profits (if any) as of the close of its taxable year ended December 31, 1994.

      6. For each taxable year of the Company commencing with the Company's taxable year ended December 31, 1995, at least 75 percent of the Company's annual gross income has consisted, and will continue to consist, of (i) "rents from real property" within the meaning of Section 856(d) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not described in Section 1221(1) of the Code, or (iv) amounts described in Sections 856(c)(3)(D) through 856(c)(3)(I) of the Code."

      7. For each taxable year of the Company commencing with the Company's taxable year ended December 31, 1995, at least 95 percent of the Company's annual gross income has consisted, and will continue to consist, of (i) the items of income described in paragraph 6 hereof (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(1) of the Code, (iii) interest, (iv) dividends and (v) income derived from payments to the Company on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment.

      8. Since January 1, 1995, the Company has not received or accrued, and will not receive or accrue, any amount (herein "service consideration"), directly or indirectly, with respect to any real or personal property in any case in which the Company or any wholly-owned subsidiary of the Company or any partnership or tenancy-in-common in which the Company has an interest (or any agent of any of the foregoing) furnishes or renders services to the tenants of such property, or manages or operates such property other than (i) through an

----------

* For purposes of these representations (i) all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" (as such term is defined in Section 856(i) of the Code) of the Company are treated as assets, liabilities and such items of the Company and (ii) the Company is deemed to own its proportionate share (determined in accordance with Treasury Regulations Section 1.856-3(g)) of each of the assets of each partnership or tenancy-in-common in which it holds an interest (including as a result of the operation of clause (i)) and is deemed to be entitled to the income of the partnership or tenancy-in-common attributable to such share.

"independent contractor" with respect to the Company (within the meaning of Section 856(d)(3) of the Code) from whom or which the Company or such subsidiary, partnership or tenancy-in-common, as the case may be, does not derive or receive any income; (ii) services usually or customarily rendered in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), or not rendered primarily for the convenience of the occupant of the real property, within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5); or (iii) actions carried out by or on behalf of the directors of the Company as a part of performing their fiduciary duty to manage the Company, which need not be delegated or contracted out to independent contractors, pursuant to Treasury Regulations Section 1.856-4(b)(5)(ii), except that the Company may receive or accrue a de minimis amount of service consideration which does not (a) cause any amount included in the Company's gross income, other than such service consideration, to fail to qualify as "rents from real property" under Section 856(d) of the Code or (b) materially adversely affect the Company's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 6 and 7 hereof.

          9. Since January 1, 1995, the Company has not received or accrued, and will not receive or accrue, rent attributable to personal property except with respect to a lease of real property where the average of the adjusted bases of the personal property at the beginning and at the end of the taxable year does not exceed 15 percent of the average of the aggregate adjusted bases of the real property and the personal property leased under such lease at the beginning and at the end of such taxable year within the meaning of Section 856(d)(l) of the Code.

          10. Since January 1, 1995, the Company has not received or accrued, and will not receive or accrue, directly or indirectly, any rent or interest, where the determination of amount of rent or interest depends, in the case of rent, on the income or profits of any person from the property, and, in the case of interest, upon the income or profits of any person, except where interest or rent is based on a fixed percentage or percentages of receipts or sales within the meaning of Section 856(d)(2)(A) and Section 856(f)(l)(A) of the Code, and except that the Company may receive or accrue a de minimis amount of such rent or interest, provided that such amount does not materially adversely affect the Company's ability to satisfy the standards relating to 75 percent and 95 percent of its gross income as set forth in paragraphs 6 & 7 hereof.

          11. The Company will not receive or accrue (and since January 1, 1995, has not received or accrued) any amount from (i) any corporation in which it owns (or since July 1, 1994, has owned) 10 percent or more of the total combined voting power of all shares of stock entitled to vote or 10 percent or more of the total number of shares of all classes of stock of such corporation, or (ii) any unincorporated entity in which it owns (or since July 1, 1994, has owned) an interest of 10 percent or more in the assets or net profits of such person. For purposes of this assumption, ownership is determined in accordance with section 856(d)(5) of the Code. Since January 1, 1995, the Company has complied, and will continue to comply, with the recordkeeping and filing requirements of Treasury Regulations Section 1.856-4(b)(4).

          12. Since January 1, 1995, at the close of each quarter of the Company's taxable year, at least 75 percent of the value of the Company's total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted, and will continue to consist, of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of the Company's operations, but not including receivables purchased from another person), and Government securities.

          13. Since January 1, 1995, at the close of each quarter of the Company's taxable year, the Company has not beneficially owned, and will not beneficially own, securities in any one issuer (except for any securities qualifying as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code) having an aggregate value in excess of 5 percent of the Company's total assets, as determined in accordance with Treasury Regulations Section 1.856-2(d).

          14. Since January 1, 1995, at the close of each quarter of the Company's taxable year, the Company has not beneficially owned, and will not beneficially own, securities of any issuer (except for any securities qualifying as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code) representing more than 10 percent of the outstanding voting securities of such issuer.

          15. The Company has requested and maintained, and will continue to request and maintain, records concerning ownership of its outstanding shares in accordance with section 857(f)(1) of the Code and Treasury Regulations promulgated thereunder and predecessor requirements.

          16. The Company has made, and will make, distributions to its stockholders sufficient to meet the 95 percent distribution requirements of section 857(a)(1) of the Code for the taxable year for which the REIT election was made and every subsequent taxable year. In this connection, the Company has complied with and will continue to comply with the distribution requirements imposed by Notice 88-19 in respect of "built-in gains" recognized by the Company.

          17. Each distribution by the Company that is treated as a dividend within the meaning of Section 316 of the Code will qualify for the deduction for dividends paid under Section 561 of the Code, and without limiting the foregoing, the Company will not make any distribution that constitutes a preferential dividend as described in Section 562(c) of the Code.

     18. At all times, the Company has beneficially held, and will continue to beneficially hold, all of its assets for investment purposes and not as (i) stock in trade or other property of a kind which would properly be includible in inventory at hand at the close of a taxable year or (ii) property held primarily for sale to customers in the ordinary course of the Company's trade or business.

     19. The Company has not held, and will not hold, a partnership interest, unless such partnership is treated at all times for federal income tax purposes as a partnership and not as an association taxable as a corporation (including a publicly traded partnership that is treated as a corporation under Section 7704 of the Code).

     20. Since January 1, 1995, the outstanding shares of the Company have been held by a least 100 or more persons, and such shares will continue to be held by 100 or more persons.

     21. Not more than 50 percent in value of the outstanding shares of the Company have been or will be owned directly or indirectly, actually or constructively (within the meaning of section 542(a)(2) of the Code, as modified by section 856(h) of the Code), by five or fewer individuals (or entities treated as individuals for purposes of section 856(h) of the Code) during the second half of every taxable year following the taxable year ended December 31, 1995.

     22. In addition to those representations set forth in this officer's certificate relating to the qualification of the Company as a REIT, the Company has complied, and will continue to comply, with all other requirements under the Code (including, without limitation, Sections 856 through 860 of the Code) in order to qualify as a REIT for each of the Company's taxable years since January 1, 1995.

     IN WITNESS WHEREOF, I have, on behalf of the Company, signed this officers certificate as of this 31st day of March, 1998.

                                        ALEXANDER'S INC.



                                        By: /s/ Joseph Macnow
                                           ------------------------------
                                           Name:  Joseph Macnow
                                           Title: Chief Financial Officer

                                                                       EXHIBIT E

                        [SHEARMAN & STERLING LETTERHEAD]

                                 March 31, 1998

Vornado Realty Trust
Park 80 West, Plaza II
Saddle Brook, NJ 07663

Sullivan & Cromwell
125 Broad Street
New York, NY 10004


                           Alexander's REIT Election

Dear Sirs:

     In connection with a certain registration statement on Form S-3 of Vornado Realty Trust and referred to below ("Registration Statement"), you have requested our opinion with regard to the election by Alexander's, Inc. ("Alexander's") to be treated for Federal income tax purposes as a real estate investment trust (a "REIT"), within the meaning of section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"). We understand that Alexander's has elected to be treated as a REIT initially for its taxable year ended December 31, 1995, and intends to continue to be so treated for subsequent taxable years.

     In rendering this opinion, we have relied as to certain factual matters upon the statements and representations contained in the certificate provided to us by Alexander's (the "Alexander's Certificate") dated March 31, 1998. We have assumed that the statements made in the Alexander's Certificate are true and correct and that the Alexander's Certificate has been executed by appropriate and authorized officers of Alexander's.

     In rendering this opinion, with your permission we have also made the following assumptions, which are based on factual representations made by Alexander's and certified to us.

     (a) Alexander's has made a valid election to be taxed as a REIT for its taxable year ended December 31, 1995, which election has not been, and will not be, revoked or terminated.

     (b) Since January 1, 1995, the outstanding shares of Alexander's have been held by at least 100 or more persons, and such shares will continue to be held by 100 or more persons.

     (c) Not more than 50 percent in value of the outstanding shares of Alexander's have been or will be owned directly or indirectly, actually or constructively (within the meaning of section 542(a)(2) of the Code, as modified by section 856(h) of the Code), by five or fewer individuals (or entities treated as individuals for purposes of section 856(h) of the Code) during the second half of every taxable year following the taxable year ended December 31, 1995.

     (d) Alexander's will not receive or accrue (and since January 1, 1995, has not received or accrued) any amount from (i) any corporation in which it owns (or since July 1, 1994, has owned) 10 percent or more of the total combined voting power of all shares of stock entitled to vote or 10 percent or more of the total number of shares of all classes of stock of such corporation, or (ii) any unincorporated entity in which it owns (or since July 1, 1994, has owned) an interest of 10 percent or more in the assets or net profits of such person. For purposes of this assumption, ownership is determined in accordance with section 856(d)(5) of the Code.

     (e) Alexander's has requested and maintained, and will continue to request and maintain, records concerning ownership of its outstanding shares in accordance with section 857(f)(1) of the Code and Treasury Regulations promulgated thereunder and predecessor requirements.

     (f) Alexander's has made and will make distributions to its stockholders sufficient to meet the 95 percent distribution requirements of section 857(a)(1) of the Code for the taxable year for which the REIT election was made and every subsequent taxable year.

     (g) For its taxable year ended December 31, 1995, Alexander's had a deficit in earnings and profits (as defined in the Code) in excess of its accumulated earnings and profits (if any) as of the close of its taxable year ended December 31, 1994.

     Based on the foregoing and in reliance thereon and subject thereto and on an analysis of the Code, Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as we have deemed relevant and necessary, we are of the opinion that commencing with its taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     Qualification of Alexander's as a REIT will depend upon the satisfaction by Alexander's and its subsidiaries (the "Company"), through actual operating results, distribution levels, diversity of stock ownership and otherwise, of the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for a corporation to qualify as a REIT. No assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy all such requirements. We do not undertake to monitor whether the Company actually has satisfied or actually will satisfy the various qualification tests, and we express no opinion whether the Company actually has satisfied or actually will satisfy these various qualification tests.

     This opinion is based on current Federal income tax law, and we do not undertake to advise you as to future changes in Federal income tax law that my affect this opinion unless we are specifically engaged to do so. This opinion relates solely to Federal income tax law, and we do not undertake to render any opinion as to the taxation of the Company under any state or local corporate franchise or income tax law.

     We hereby consent to (i) the use of our name and the making of statements with respect to us as set forth in the Registration Statement on Form S-3, (ii) the incorporation by reference of this opinion into the Registration Statement on Form S-3, and (iii) the inclusion of this opinion as an exhibit in the Registration Statement on Form S-3. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                               Very truly yours,

                                               /s/ Shearman & Sterling